EXHIBIT 99.1
Angel Oak Mortgage, Inc. Advances Strategic Plan with Participation in $580.5 million Securitization

The company builds momentum by executing outlined plan to reposition its portfolio, improve liquidity and return to the securitization market

ATLANTA—January 31, 2023—Angel Oak Mortgage Inc. (NYSE: AOMR), (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first-lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, announces its participation in AOMT 2023-1, an approximately $580.5 million scheduled principal balance securitization backed by a pool of residential mortgage loans. This is AOMR’s first securitization in which it has participated alongside other Angel Oak entities since its initial public offering.

AOMR contributed loans with a scheduled principal balance of $241.3 million. In addition to releasing capital, the Company will retain its pro rata share of the economics from the securitization. In combination with the loan sales and non-mark to market financing conversions announced in Q4 2022, this securitization has reduced AOMR’s whole loan warehouse debt by approximately 51% and its mark-to-market percentage of total warehouse debt1 by approximately 62% since the end of Q3 2022.

“This demonstrates further execution of the steps previously outlined in our strategic plan to reposition our portfolio, improve liquidity, reduce risk, and protect our capital structure. By partnering with other Angel Oak entities at this time, we believe we can optimize execution to accelerate our rotation into a higher-yielding portfolio. We are pleased to return to the securitization market, and we look forward to executing additional securitizations in the coming months while reinvesting capital into recently originated, higher coupon loans.” said Sreeni Prabhu, Chief Executive Officer and President of AOMR.

At deal closing, AOMT 2023-1 consisted of 1,073 loans. The securitization has an average original credit score of 736, an original average loan-to-value ratio of 71.1%, and a non-zero debt-to-income ratio of 32.2%. The transaction was rated by Fitch Ratings with the senior tranche receiving a triple A rating.

1 Mark-to-market percentage of total warehouse debt is calculated as the total estimated unpaid balance of mark-to-market warehouse financing divided by the total estimated unpaid balance of all warehouse financing.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.
About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com